EXHIBIT 99.1


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                   BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT
                   ------------------------------------------------


      THIS BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT ( the "Agreement" is entered into this 25th day of February, 1997 (the "Agreement Date"), between Oritani Savings Bank, SLA (the "Seller"), a New Jersey Chartered Mutual Savings and Loan Association having its principal office at 321 Main Street, Hackensack, New Jersey 07601, and Sun National Bank, a commercial banking institution, (the "Purchaser") having its principal office at 226 Landis Avenue, Vineland, New Jersey 08360.

      WHEREAS, the Seller wishes to sell the deposits and fixed assets of the branch offices operated by it at 1468 Blackwood and Clementon Roads, Cherrywood Mall Plaza, Clementon, New Jersey ("Clementon Branch"), 430 Gibbsboro Road,
Lindenwold, New Jersey ("Lindenwold Branch") and 47 South Centre Street, Merchantville, New Jersey ("Merchantville Branch"), (collectively "the Branches");

      WHEREAS, the Purchaser wishes to purchase the deposits and fixed assets of the Branches, and Seller is willing to sell same on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements, covenants, representations, warranties and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto have agreed and do agree as follows (the "Transaction"):

                                      ARTICLE I
                                      ---------

                   TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

1.01 Effective Date
-------------------

      The closing of the Transaction contemplated hereby (the "Closing") shall occur as soon as possible following receipt of all approvals of regulatory authorities necessary for the Purchaser and Seller to consummate such Transaction at such time and date as may be mutually agreed to by the Parties (the "Effective Date" or the "Closing Date"). The Closing shall be held at such place as may be agreed upon by the Parties. The Closing shall occur as soon as practicable after the fifteenth (15th) calendar day following the last date of required regulatory approval, but in no event later that August 1, 1997. Determination of the Closing Date shall give consideration to timetables associated with all conditions and duties of the Parties, including obtaining all necessary governmental approvals and certifications and coordination of the transfer of the electronic data processing files and systems. It is agreed that time is of the essence with respect to this Transaction.


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1.02 Transfer and Consideration of Assets.
------------------------------------------

      (a) The Seller agrees that, subject to the terms and conditions of this Agreement, for the "Purchase Price", as determined below, it will validly sell, assign, transfer, convey and deliver to the Purchaser, on the Effective Date, the following (collectively "Assets"), and Purchaser shall buy the Assets and pay the Purchase Price subject to adjustment for proration of taxes, utilities, insurances and other items as are customary in the transfer of owned and leased real property:

            (1) All of its rights, title and interest as follows:

                  (i) As Lessee, under that certain Lease Agreement by and between Cherrywood Mall Corp., and Oritani Savings & Loan Association, dated July 16, 1994, pertaining to the Clementon Branch ("Lease"), together with all leasehold improvements thereon, including any security deposits on such real estate leases net of deductions as specified at Exhibit A-1, if any. Seller shall apply for a refund of its South Jersey Gas Company deposit in the amount of $250.00 in advance of the Effective Date. In the event Seller's South Jersey Gas Company deposit is transferrable to Purchaser, Seller shall take all action necessary to transfer same and Seller shall receive a credit of $250.00 on the Effective Date.

                  (ii) As Fee Simple Owner of the real estate and improvements known as the Lindenwold Branch and Merchantville Branch, as more particularly described on Exhibits A-2 and A-3 respectively.

            (2) All of its rights, title and interest in and to all of the furniture, fixtures and equipment used in the operation of the Branches (exclusive of signage and supplies and forms of Seller), as set forth in Exhibit B attached hereto; and

Purchase Price shall mean the sum of: (1) the market values, as determined by Stack & Stack (an MAI appraisal company) and agreed upon by Purchaser and Seller for the real property at which the Lindenwold Branch and Merchantville Branch are located (the "Real Estate Purchase Price" as set forth on Exhibit H); and the net book value, defined as cost less accumulated depreciation as of the Effective Date, for all furniture, fixtures and equipment described in Section 1.02(a)(2) (the "FFE Purchase Price"). In the event the parties are unable to agree on the Real Estate Purchase Price within fifteen (15) days of receipt of appraisal reports, Purchaser shall retain an MAI appraiser of its choosing to appraise either one or both Branches. In the event Purchaser's MAI appraiser and Seller's MAI appraiser are unable to agree as to the value of either or both Branches within thirty (30) days of such fifteen (15) day period, the two MAI appraisers shall agree on and designate a third MAI, and his determination as to value of either or both Branches shall be conclusive. Each party shall pay its own MAI appraiser. Should a third MAI appraiser be required, the parties shall split the cost of said third MAI appraiser.


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      (b) The Purchaser agrees that on and after the Effective Date,  subject to the terms and conditions of this Agreement and as further consideration for the aforesaid transfer, conveyance and delivery of the Assets, to assume the following liabilities of the Seller related to the Branches (collectively, the "Liabilities"):

            (i) Assumption of Deposits. On the Effective Date, Purchaser will assume the deposit liabilities related to the Branches ("Deposit Liabilities"). Deposit Liabilities is defined as the aggregate outstanding balance of all deposit and transaction accounts attributed on the records of the Seller to the Branches, plus accrued interest payable on such accounts as of the Effective Date as reflected on the records of the Seller. (A List of such Deposit Liabilities as of December 31, 1996, is attached hereto as Exhibit
            C).  Within five (5) business  days Seller will deliver to Purchaser
            (x) the detail trial balance to include account numbers, customers names and account balances as of December 31, 1996, and (y) monthly balance reports by type of account, for each month spanning the period from January 1, 1997 to the date hereof. Thereafter, Seller shall furnish monthly balance reports by type of account, as same become available. Such Exhibit shall be updated as of the Effective Date; Purchaser will assume, discharge and pay all Deposit Liabilities, including, without limitation, all savings, checking, transaction, negotiable order of withdrawal and certificate accounts and Individual Retirement Arrangement ("IRA") accounts, together with accrued interest as of the Closing Date. With respect to IRA accounts, the Seller will execute an Appointment of Successor Trustee Agreement effective as of the Effective Date which shall name the Purchaser as successor trustee of the IRA Accounts in accordance with the IRA Trust Agreements. The risk of loss for deposited items in transit as of the Effective Date shall rest with the Seller.

            (ii) Purchaser will assume and thereafter fully and timely perform and discharge, in accordance with its terms, all of the liabilities and obligations of the Seller arising on and after the Effective Date related to the real property, personal property, furniture and fixtures, and any related contracts, service agreements and leases ("Obligations"), if any, except to the extent that assumption is objected to by the applicable third party, or purchaser and Seller agree to cancel such obligations as of the Effective Date. Obligations, if any, are set forth on Exhibit I.



1.03 Payments of Premium
------------------------

      The Purchaser further agrees that on the Effective Date, subject to the terms and conditions of this Agreement, it also shall pay to the Seller a fixed premium in the amount of $2,151,000.00 ("Premium Payment"), which Premium shall not be adjusted to reflect actual Deposit Liabilities as of the closing date. Seller shall continue operation of

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the Branches as presently  conducted  and shall use best efforts to maintain the
Deposit Liabilities at the levels as set forth on Exhibit C.

1.04 Payment.
-------------

      (a) The amount to be paid by the Seller to the Purchaser in consideration of the assumption by the Purchaser of the Deposit Liabilities (the "Transfer Amount") shall equal the outstanding balances and accrued interest on the Deposit Liabilities as of the close of business on the Effective Date increased by the Earnest Money plus interest at the passbook rate in effect from the date of its deposit by Seller until the Effective Date or date of termination, if earlier, as set forth in Section 1.04(e), and reduced by the sum of (i) the Premium Payment, (ii) the Purchase Price, net of adjustments, and (iii) the Branches Cash. "Branches Cash" shall be defined as all petty cash and vault cash and drawer cash maintained at the Branches as of the Closing Date, subject to audit verification conducted by a representative of each party as of the Closing Date, and savings and checking deposit records and customer records relating thereto. The payment formula referred to above is for the sole purpose of determining the amount to be paid by the Seller hereunder and shall not constitute an allocation of the purchase price for any particular asset being transferred or liability being assumed.

      (b) Because certain components of the Transfer Amount will not be finally determinable until after the Effective Date, the Seller shall pay the Purchaser by wire transfer of immediately available funds by 2:00 p.m. on the Effective Date an amount equal to the outstanding balances and accrued interest on the Deposit Liabilities as of the close of business on the second business day preceding the Effective Date reduced by the Purchase Price, net of adjustments (the "Closing Payment"). The Seller shall deliver to the Purchaser on the business day immediately preceding the Effective Date a preliminary settlement statement setting forth a calculation of the Closing Payment.

      (c) The Seller shall deliver to the Purchaser no later than fifteen (15) business days after the Effective Date a final settlement statement setting forth a calculation of the Transfer Amount and the difference between the Transfer Amount and the Closing Payment. The difference between the Transfer Amount and the Closing Payment shall be paid by wire transfer of funds by the Seller to the Purchaser or by the Purchaser to the Seller, as applicable, no later than thirty (30) business days after the Effective Date. Any such amount shall accrue interest at the Federal Funds Rate in effect on the Effective Date from the Effective Date to the date of payment. Further, any errors on Deposit Liabilities or accrued interest thereon, or other amounts ("Mistakes-in-Fact") which are determined as of the date of the final settlement statement shall be reconciled as of such date and appropriate adjustments of payments shall be made to the Seller or the Purchaser, as appropriate, at such time. Notwithstanding the foregoing, or anything else herein to the contrary, any Mistakes-in-Fact which shall be determined by the Seller or the Purchaser thereafter related to the Transaction consummated under this Agreement shall nevertheless be reconciled by adjustment or payment to the Seller or the Purchaser, as appropriate, within 30 days of such determination, provided that any such Mistakes-in-Fact must be determined

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within one year after the date of the final settlement  statement in order for a claim to be made with respect thereto.

      (d) If Seller accepts an item before the Effective Date, which item is returned as uncollectible, and no offset of funds is available to the Purchaser, then Seller shall be liable for such item in an amount equal to the portion not covered by offset. Adjustment to the Closing Payment will be made as necessary to reflect Seller's liability.

      (e) The Purchaser has tendered a payment of $100,000.00 as an earnest money deposit ("Earnest Money"). The Earnest Money will not be refundable if Purchaser withdraws its offer or fails to diligently pursue the completion of the transaction on the terms set forth in the January 21, 1997 offering memorandum, as amended by Purchaser's letter dated February 6, 1997 and Seller's letter dated February 7, 1997. The Earnest Money will be refundable if the transaction cannot be completed due to Seller's acts or failure to obtain regulatory approval, or as otherwise provided in Section 9.03.


1.05 Obligation of the Seller on the Effective Date
---------------------------------------------------

On the Effective Date, the Seller will:

      (a) Deliver to the Purchaser the Assets, as set forth in Section 1.02, as shall be capable of physical delivery;

      (b) Execute, acknowledge (if appropriate) and deliver to the Purchaser a bill of sale and all such deeds, endorsements, assignments or other instruments of conveyance, assignment and transfer as shall be reasonably necessary or advisable to consummate the sale and transfer to the Purchaser the purchased assets;

      (c) Make available to the Purchaser cash or immediately available funds equal to the Transfer Amount, as set forth in Section 1.04.

      (d) Assign, transfer and deliver to the Purchaser such of the following records pertaining to the Deposit Liabilities to be assumed by the Purchaser and any other records reasonably requested by the Purchaser that exist and are in the Seller's possession, and as are necessary to enable the Purchaser to service said deposit accounts on a continuing basis: (1) Signature cards, retirement account files, orders and contracts between the Seller and customers of accounts to be transferred hereunder, taxpayer identification number certifications and records relating thereto; and (2) The form of rules and regulations applicable to the accounts to be transferred hereunder.

      The Purchaser agrees that it will preserve and safely keep, for as long as may be required by applicable law, and in any event for a period of time of not less than six (6) years, all of the signature cards, order, contracts, forms, taxpayer identification number certifications, and records herein above referred to for the joint benefit of itself and the Seller, and that it will permit the Seller and its representatives to inspect, and make extracts from or copies of, any such signature cards, orders, files, contracts, forms, taxpayer identification number

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certifications  or records,  at any  reasonable  time, and at the expense of the
Seller, as shall be reasonably necessary to the Seller for purposes of its records. The Seller agrees that it will preserve and safely keep, for as long as may be required by applicable law, and in any event for a period of time of not less than six (6) years, all of the files, books of accounts and records as exist and are in Seller's possession pertaining to the past history of the accounts transferred hereunder, including deposit slips, canceled checks or withdrawal orders, for the joint benefit of itself and the Purchaser, and that it will permit the Purchaser and its representatives to inspect, and make extracts from or copies of, any such files, books of accounts or records, at any reasonable time and at the expense of the Purchaser, as shall be reasonably necessary to the Purchaser for purposes of its records.


      (e) At least thirty (30) days prior to the Closing Date, or as otherwise agreed, Seller agrees to provide to Purchaser a list of all Deposit Liabilities, identifying the types of each such deposit, the amount thereof, the interest rate(s) paid thereon, the name(s) and address(es) of each deposit as well as all other pertinent information regarding each depositor and his or her Deposit Liabilities. Purchaser shall have the right, prior to the Closing Date, to review the books and records of Seller relating to such Deposit Liabilities for the purpose of verifying the accuracy of the foregoing list.

      (f) On the Closing Date, Seller shall execute and deliver to Purchaser a Bargain and Sale Deed with Covenants Against Grantor Acts, conveying good, insurable and marketable title and interest in the real property related to the Transaction, free and clear of all liens and encumbrances, except Permitted Exceptions (defined hereinafter), and insurable at regular rates by a title company licensed to do business in the State of New Jersey. Purchaser shall have the right within thirty (30) days of this Agreement, to conduct a title search, make application for title insurance and make objections. Any matters not objected to or otherwise agreed upon by Purchaser shall be "Permitted Exceptions" (except for any matters arising after such thirty (30) days of the date of the Agreement).

      (g) Seller shall pay to all employees of the Branches as of the Closing Date all wages earned and payable through the closing Date, including all sums payable for accrued sick leave or vacation pay. Purchaser shall not assume any financial or legal liabilities or responsibility for payment of wages or benefits earned and accrued by employees of Seller prior to the Closing Date. In addition, Seller shall pay a two (2) week retention bonus to all employees who remain employed by Seller until the Effective Date. Seller may disclose Purchaser's agreement to offer employment for one year from the Effective Date, as set forth herein.

      (h) Seller shall render a final statement of account and related tax reporting to each depositor and borrower whose accounts are assumed by the Purchaser hereunder as of the Closing Date, including the filing of such tax reporting with the appropriate taxing authorities.


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      (i) Seller shall give all notices and take all other actions necessary and required, including actions required by applicable laws, in connection with Seller's assignment of and Purchaser's assumption of the liabilities and responsibilities of Seller under any operating agreements, leases and service contracts, with prior notice and consultation by the Purchaser.

      (j) Within thirty (30) days of the date of this Agreement, Seller shall use reasonable efforts to furnish Purchaser with copies of prior title information and land survey information related to the real property associated with the Branches readily in its possession.

      (k) Seller shall at its expense furnish Purchaser with one (1) set of mailing labels addressed to each account holder and similar information in electronic data format as of forty-five (45) days prior to the anticipated Closing Date and an additional one (1) set of mailing labels as of the Closing Date in order to facilitate the timely and efficient transition.

      (l) Purchaser and Seller acknowledge that the Transaction is not a bulk sale and is not subject to the bulk sale requirements under New Jersey law. Seller agrees it shall be responsible for payment of all applicable taxes in connection with the operation of its business, including at the Branch through closing and hereby agrees to indemnify and hold harmless Purchaser for any of such taxes or any penalties associated therewith. New Jersey sales tax attributable to Purchaser's purchaser of the furniture, fixtures and equipment, if any, shall be paid by Purchaser.

1.06 Safekeeping Items
----------------------

      (a) The Seller agrees to transfer and deliver to the Purchaser all securities and papers, if any, held by the Seller in safekeeping for its customers at the Branches, together with all of the records relating thereto.

      (b) The Purchaser agrees to assume, honor, and discharge, from and after the Effective Date, the duties and obligations of the Seller with respect to such safekeeping items and shall be entitled to any right or benefit arising henceforth from such safekeeping business from and after the Effective Date.

1.07 Assumption Agreement
-------------------------

      To evidence the assumption by the Purchaser of the liabilities and obligations of the Seller assumed pursuant to this Agreement, the Purchaser will execute, acknowledge, and deliver to the Seller, on the Effective Date, the Instrument of Assumption of Certain Liabilities attached hereto as Exhibit D. To evidence the assumption by Purchaser of the Lease, as defined in Section 1.02(a)(i), Purchaser shall execute, acknowledge and deliver to the Seller and landlord, on the Effective Date, the Assignment and Assumption Agreement and Landlord's Consent, attached hereto as Exhibit E and such other instrument of assumption as may be required by landlords of Seller in connection with or as a

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condition to landlord consents to assignment of the real estate lease pertaining to the Branches to the Purchaser.

1.08 Certain Transitional Matters Following the Effective Date
--------------------------------------------------------------

      (a) The Purchaser agrees to honor in accordance with law, up to the collected amount on deposit (and any other funds available by reason of any agreement between the depositor and the Purchaser), all properly drawn and presented checks, drafts, electronic debits and credits and withdrawal orders presented to the Purchaser by mail, over its counters, throughout the check clearing system, and Automated Clearing House of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by the Seller, or by the Purchaser, and all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose accounts are assumed by the Purchaser. The Purchaser's obligation under this Section to honor checks, withdrawal, draft forms and electronic debits and credits provided by the seller and carrying its imprint shall expire at the close of business on the 90th business day following the effective date or a date mutually agreeable to both parties.

      (b) If any of such depositors, instead of accepting the obligation of the Purchaser to pay the Deposit Liabilities assumed, shall demand payment from the Seller for all or any part of any such assumed Deposit Liabilities, the Seller shall not be liable or responsible for making such payment. Instead, the Seller may, at its discretion, assume custody of the check or other item presented for payment, including electronic items, on an account which has been transferred with the Branches, batch such items and send them to the purchaser by fax and by mail within one day after receipt thereof by the Seller. The Seller shall not, at any time, be liable or responsible for making payment on such items by reason of its obtaining custody of them for transmittal to the Purchaser.

      In order to reduce the continuing charges to the Seller through the check clearing system of the banking industry which will result from check forms of the Seller being used after the Effective Date by the depositors whose accounts are assumed, the Purchaser agrees, at its cost and expense, on or immediately after (and in no event without the express written consent of the Seller, if prior to) the Effective Date, to notify depositors of the Purchaser's assumption of Deposit Liabilities and, at its sole cost and expense and without cost to depositors, to furnish each depositor of an assumed account with not less than fifty (50) checks on the forms of the Purchaser, with instructions to utilize the Purchaser's checks and to destroy unused checks of the Seller as of the Effective Date. Purchaser will send Seller a copy of notification letters forwarded to depositors by the Purchaser. The Seller hereby agrees that after the 90th business day following the effective date or a date mutually agreeable to both parties, it shall, with respect to the Branches, at its sole option, either: (1) return such check or other item with reference to the maker thereof; or (2) assume custody thereof, batch the same and make it available to the Purchaser for pick-up in the manner aforesaid and telephone the Purchaser of the availability of the same for pick-up prior to 10:30 a.m. of the next banking day after receipt.

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      (c) The Purchaser  agrees,  no later than the start of the second business day after demand by the Seller, to pay the Seller an amount equivalent to the amount of any uncollected item included in a depositor's balance on the Effective Date which is returned after the Effective Date as not collected. The Purchaser shall be required to make such payment for an item only up to the amount on deposit with the Purchaser at the time the Seller makes the demand aforesaid.

      (d) The Purchaser shall timely forward to Seller any mail, facsimile or other correspondence, received at any of the Branches after the Effective Date, that is (i) addressed to Seller, or (ii) addressed to Purchaser but relating to an obligation of Seller that originated prior to the Effective Date.

      (e) The Purchaser acknowledges that the customers set forth on Exhibit G (the "Equity Loan Customers"), attached hereto and made a part hereof, maintain with Seller (i) home equity loans and (ii) checking accounts. Seller has granted the Equity Loan Customers preferred home equity loan interest rates ("Preferred Rates") in exchange for the right to collect home equity loan payments via a direct reduction of the Equity Loan Customers' checking accounts. Seller agrees to continue to offer the Preferred Rate to the Equity Loan Customers for so long as the Purchaser shall electronically transfer the monthly payments from the Equity Loan Customers' accounts to Seller via the Automated Clearing House System.

      (f) Adjustments after the Effective Date shall be made daily as may be required. Such adjustments shall be by wire transfer.

      (g) Approximately ten (10) days prior to the Effective Date, Seller shall notify holders of ATM cards that all ATM cards will be void as of the Effective Date.

1.09 Indemnification
--------------------

      (a) The Seller shall indemnify, hold harmless and defend the Purchaser from and against all losses and liabilities, including reasonable legal fees and expenses, arising out of any actions, suits or proceedings commenced prior to the Effective Date (other than proceedings to prevent or limit the consummation of this Agreement) relating to operations at the Branches and obligations under the Lease Agreement, and the Seller shall indemnify, hold harmless and defend the Purchaser from and against all losses and liabilities (including reasonable legal fees) arising out of any actions, suits or proceeding commenced on or after the Effective Date but which relate to operations at the Branches prior to the Effective Date. The Purchaser will give the Seller written notice of a threatened or pending claim within thirty (30) calendar days (except in the case where the Purchaser's first notice is its receipt of the Complaint in which case such time for giving Notice shall be fifteen (15) calendar days of its learning about such threatened or pending claim), together with a statement of facts known to it regarding such threatened or pending claim. The Seller will then have forty-five (45) calendar days from the date it received such notice to investigate the threatened or pending claim and determine whether it will elect to assume the defense of the matter involving such threatened or pending claim. If it does so elect, the Seller will be given the Purchaser's full cooperation and assistance in maintaining said defense. The Seller shall not be liable for any amounts in settlement of a claim or action as describes above if such settlement is effected without the Seller's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the Seller under this paragraph shall survive the Effective Date.

      (b) The Purchaser shall indemnify, hold harmless and defend the Seller from and against all claims, losses, liabilities, demands and obligations, including reasonable legal fees and expenses, real estate, sales and use, social security and unemployment taxes, all accounts payable and operating expenses including salaries, rents and utility charges, which the Seller may receive, suffer or incur in connection with operations and transactions occurring on or after the Effective Date, and which involve the Branches or the assets or leases transferred or liabilities assumed pursuant to this Agreement, except as otherwise specifically provided for in the Agreement. To the extent that any such item has been prepaid by the Seller for a period extending beyond the Effective Date, (including FDIC deposit insurance), there shall be a proportionate monetary adjustment with respect thereto in favor of the Seller. The Purchaser agrees further to defend, indemnify, and hold harmless the Seller against all claims, losses, liabilities (including reasonable legal fees) and obligations resulting from any material breach of any Agreement, representation or warranty made by the Purchase in the Agreement or in any certificate delivered to the Seller hereunder. The Seller will give the Purchaser written notice of a threatened or pending claim within thirty (30) calendar days (except in the case where the Seller's first notice is its receipt of a Complaint, in which such time for giving notice shall be fifteen (15) calendar days of its learning about such threatened or pending claim, together with a statement of facts known to it regarding such threatened or pending claim. The Purchaser will then have forty-five (45) calendar days from the date it receives such notice to investigate the threatened or pending injury to determine whether it will elect to assume the defense of the matter involving such threatened or pending claim. If it does so elect, the Purchaser will be given the Seller's full cooperation and assistance in maintaining such defense. It is understood that the obligations of the Purchaser under the paragraph shall survive the Effective Date.

1.10 Prorated Adjustment of Expenses
------------------------------------

      (a) Except as otherwise noted herein to the contrary, all payments, rents, utility payments, lease payments, liability and casualty insurance premiums, real and personal property taxes and similar expenses and charges relating to the Branches, the real property, furniture, fixtures and equipment assumed by the Purchaser hereunder, shall be pro-rated between the parties as of the Closing Date. Notwithstanding the foregoing, any state, county and local transfer taxes that are imposed upon the transfer of the real property or improvements regarding the Branches shall be paid by the Seller.

      (b)   Pro-ration of FDIC Quarterly Assessment
            ---------------------------------------

            The FDIC quarterly assessment actually paid by the Seller for the assessment period in which the Closing Date is included shall be pro rata as of the Closing Date attributable to the Deposit Liabilities actually transferred as of the Closing Date. Therefore, the assessment attributable to the Deposit Liabilities transferred as of the closing Date for the remainder of the quarterly assessment period shall be subject to proration based upon the daily assessment rate paid by the Seller, the number of days remaining in the quarterly assessment period following the Closing Date and the total Deposit Liabilities actually transferred as of the Closing Date. There shall be no proration of FDIC assessments for assessment periods occurring after the quarterly assessment period in which the Closing Date is included.

      (c) Seller has paid all assessments, special or periodic due and owing to the FDIC. Any refund or credit relating to the assessments paid by Seller prior to the Effective Date shall belong to the Seller.

1.11 Notice to Customers/Public Disclosures
-------------------------------------------

      As mutually agreed upon by the Parties, Purchaser and/or Seller shall notify holders of all accounts at the Branches prior to the Closing Date of the Transaction and its impact on such account holders.


                                      ARTICLE II
                                      ----------

                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

2.01 Corporate Organization and Powers
--------------------------------------

      The Seller is a New Jersey chartered Savings and Loan Association duly organized, validly existing and in good standing under the laws of the State of New Jersey. Prior to the Effective Date, the Seller may recharter itself from a New Jersey chartered mutual savings association to a New Jersey chartered mutual savings bank. The Seller has the corporate power and authority to own its properties to effect this transaction and carry on its business as presently conducted. The Seller's deposits are, subject only to monetary limits established by law and regulation, insured by the FDIC, Savings Association Insurance Fund (SAIF).

2.02 Leases; Title to Property; Encumbrances
--------------------------------------------

      (a) The Seller has, and at the Effective Date will have good, insurable and marketable title to the Lindenwold Branch and Merchantville Branch, a valid lease to the Clementon Branch, and marketable title to all leasehold improvements, furnishings, equipment and other assets to be transferred to the Purchaser pursuant to this Agreement, and in each case subject to no "Title Defect", which shall be defined as a mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge of any nature whatsoever, except matters of record which do not interfere with the use of the properties as bank branches or which would interfere with or otherwise prevent the Purchaser from having quiet enjoyment of the real estate ownership possession and quiet enjoyment of the other assets or ownership of the Deposit Liabilities to be transferred in accordance with this Agreement.

      (b) The Seller has delivered to the Purchaser complete and correct copies of the deeds to the properties and the Lease. The Lease and descriptions are attached hereto as Exhibits A1, A2, and A3 respectively. The Lease is valid and there does not exist with respect to the Seller's obligations thereunder, or to the knowledge of the Seller (not having made any specific investigation for this purpose), with respect to the obligation of any lessor thereunder, any material default thereunder and, to the knowledge of the Seller (not having made any specific investigation for this purpose, there is no condemnation proceeding pending or threatened which would preclude or impair the use of the Branches as presently being used in the conduct of the business of the Seller.

      (c) The real estate, the leasehold improvements, the banking equipment, the fixtures and the furniture being sold are all of the physical assets owned by the Seller and used by it to conduct the business of the Branches as of the date hereof. The banking equipment comprising part of the assets being sold is in operating condition and repair, giving consideration to its age and use and subject to ordinary wear and tear. The Purchaser, however, acknowledges and agrees that all such property is being sold "as is" and without any warranties, express or implied, other than specified in this paragraph. Seller is not bound by any oral statements purported to have been made by any party.

      (d) No notice of any violation of zoning laws, building, fire and other regulating laws, statutes, ordinances and regulations relating to the Branches have been received by the Seller and are currently outstanding and uncured. Nothing herein shall obligate Seller to perform any repairs or improvements required as a condition of obtaining a certificate of occupancy in connection with this sale. With respect to the Branches, to its knowledge, the Seller is in compliance with all federal, state and local laws, rules and regulations relating to environmental protection and the Seller has not been notified that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of l980, as amended, or any similar state law. To its knowledge, no disposal, release or discharge of hazardous or toxic substances, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities of the Branches. To the best of Seller's knowledge and belief there are no action, suits or regulatory investigations pending or threatened against the Seller relating to environmental protection matters.

2.03 No Violation
-----------------

      Neither the execution and delivery of this Agreement, nor the consummation of this sale, will violate or conflict with: (1) the Certificate of Incorporation or Articles of Association (whichever is applicable) or Bylaws of the Seller; (2) any provision of any agreement or any other restriction of any kind to which the Seller is a party or by which the Seller is bound under any material lease; or (3) any statute, law, decree, regulation or order of any governmental authority known to the Seller, once the governmental consents referred to in this Agreement are obtained; or will result in a default under, or cause the acceleration of the maturity of, any obligation or loan to which the Seller is a party.

2.04 Corporate Authority
------------------------

      The execution and delivery of this Agreement, and the consummation of this sale, have been duly authorized by the Board of Directors of the Seller. No further corporate authorization on the part of the Seller is necessary to consummate the transaction.

2.05 Disclosure
---------------

      No representation or warranty of the Seller contained in this Agreement, nor any schedule, exhibit or other document furnished or to be furnished by the Seller (i) contains or will contain any untrue statement of a material fact or
(ii) omits or will omit fact necessary to make the statements contained therein not misleading.

2.06 Non-Solicitation of Business
---------------------------------

      The Seller will not, for twelve (12) months subsequent to the Effective Date, directly compete for or solicit customers whose deposit accounts have been transferred hereunder. It is the intention of the parties that the Seller shall not directly solicit deposits in Camden County, but the Purchaser recognizes and agrees that the Seller cannot control mass mailing (except to eliminate Camden County from any such mass mailing), distribution of statement "stuffers" or other advertising materials to persons who also hold accounts at other branches of the Seller or newspaper, radio and television advertisements of a general nature, and that the Seller cannot control the solicitation of such customers who enter other premises of the Seller or make telephone inquiries of Seller. Nothing in this paragraph shall preclude the Seller from servicing customers that have a borrowing or other business relationship with the Seller on the Effective Date.

2.07 Restriction on New Branches
--------------------------------

      The Seller shall not open an office or ATM facility within Camden County for a period of one year following the Effective Date. This restriction shall not affect any banking branch being operated by the Seller as of the close of business on the date this of this Agreement, nor shall such restriction preclude the Seller from acquiring or being acquired by another financial institution which may have branches within such market area.

2.08 Limitation of Warranties
-----------------------------

      Except as may be expressly represented or warranted in this Agreement by the Seller, the Seller makes no representations or warranties whatsoever with regard to any assets being transferred to the Purchaser, or liability or obligation being assumed by the Purchaser.

2.09 Absence of Employment Agreements
-------------------------------------

      There exist no employment agreements, contracts, or disputes between Seller and Seller's existing employees at the Branches, related to wages, hours, terms of employment or benefits.

2.10 Non-Solicitation
---------------------

      So long as this Agreement is in good standing, officers, directors, employees, representatives and agents of Seller shall refrain from considering, soliciting, proposing to enter into or entering into any discussion or negotiations with other potential buyers of the Branches or substantially all of the assets or Deposit Liabilities of the Branches from the date hereof through the Closing Date. Seller shall promptly inform Purchaser of the receipt from the date hereof of any proposals, and terms thereof, from third parties relating to any such potential acquisition.

2.11 No Litigation
------------------

      There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of the Seller threatened, against the Seller; wherein an unfavorable decision, ruling or finding would materially and adversely affect the Transaction contemplated by this Agreement or adversely affect the validity or enforceability of this Agreement or any document necessary to consummate the Transactions contemplated herein or any approval, consent or permission required to be obtained by the Seller hereunder.

2.12 Seller represents that to the best of Seller's knowledge, there exist no underground storage tanks located on the premises or sidewalk areas of the leased property or real property associated with the Transaction.

2.13 Seller shall pay any state, county and local transfer taxes that are imposed upon the transfer of the real property of the Branches.

                                     ARTICLE III
                                     -----------

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller the following:

3.01 Corporate Organization
---------------------------

      The Purchaser is a financial institution duly organized, validly existing and in good standing under the laws of the United States of America. The Purchaser has the corporate power and authority to own or lease its properties, to effect the transaction contemplated hereby and to carry on its business as presently being conducted. The Purchaser is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

3.02 No Violation
-----------------

      Neither the execution and delivery of this Agreement nor the consummation of this sale will violate or conflict with: (1) the Charter, Certificate of Incorporation or Articles of Association (whichever is applicable) or the Bylaws of the Purchaser; (2) any provision of any agreement or any other restriction of any kind to which the Purchaser is a party to or by which the Purchaser is bound; or (3) any statute, law, decree, regulation or order of any governmental authority known to the Purchaser, once the governmental consents referred to in this Agreement are obtained, or will result in a default under, or cause the acceleration of the maturity of, any obligation or loan to which the Purchaser is a party.

3.03 Corporate Authority
------------------------

      The execution and delivery of this Agreement, and the consummation of this sale have been duly authorized by the Board of Directors of the Purchaser. No further corporate authorization on the part of the Purchaser is necessary to consummate the transaction.

3.04 No Litigation
------------------

      There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of the Purchaser threatened against the Purchase, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transaction contemplated by the Agreement or adversely effect the validity or enforceability of this Agreement or any document necessary to consummate the transaction contemplated herein or any approval, consent or permission required to be obtained by the Purchaser hereunder.

3.05 Disclosure
---------------

      Neither this Agreement nor any schedule, exhibit, certificate or other document furnished or to be furnished by the Purchaser on the Effective Date contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make the statements contained therein not misleading.

3.06 Disclosure
---------------

  The Purchaser is a financial institution which has a net worth of not less than $10,000,000.00.

                                      ARTICLE IV
                                      ----------

                    CONDUCT OF BUSINESS PENDING THE EFFECTIVE DATE

4.01 Conduct of Business
------------------------

Pending the Effective Date, and except as otherwise consented to by the Purchaser

      (a) The Seller will carry on the business of the Branches diligently and substantially in the same manner as on the date hereof, and the

Seller will not, with regard to the Branches, engage in any one or more activities or transactions which shall be outside of the ordinary course of the business of the Branches as conducted as of the date hereof, except for activities or transactions contemplated by this Agreement; and

      (b) The Seller will use its best efforts to keep the business operations as are presently conducted at the Branches. Seller shall maintain in effect the current staffing levels at the Branches from the date of the Agreement to the Closing Date, including the replacement hiring of personnel, if necessary, with the prior approval of the Purchaser, which approval shall not be unreasonably withheld or delayed. The Seller further agrees to use its best efforts to preserve for the Purchaser the goodwill of its customers and others having relations with the business normally conducted at the Branches, and to cooperate with and assist the Purchaser in assuring the orderly transition of such business from the Seller to the Purchaser. Nothing in this paragraph shall be construed as requiring the Seller to engage in any activities or efforts outside of the ordinary course of business as presently conducted.

      (c) Seller shall not increase the wages of any employee of the Branches other than in accordance with the salary budget guidelines presently in effect without the approval of a representative of Purchase, which shall not be unreasonably withheld or delayed.

      (d) Seller shall not materially alter the products or services presently offered at the Branches or materially alter the pricing policy applicable to such products without prior notice to the Purchaser.

      (e) Seller shall maintain in effect through the Closing Date all property, liability, fire and casualty insurance in effect as of the date of the Agreement with regard to the Branches, including the structures, leasehold improvements and personal property.

                                 ARTICLE V
                                 ---------

             OBLIGATIONS OF THE PARTIES PRIOR TO AND AFTER EFFECTIVE DATE

5.01 Full Access
----------------

      The Seller shall afford to the officers and authorized representatives of the Purchaser access to properties, books and records pertaining to the Branches in order that the Purchaser may have full opportunity to make such reasonable investigation upon reasonable written notice to Seller of the affairs of the Seller relating to the Branches and the officers of the Seller will furnish the Purchaser with such additional financial and operating data and other information as to its business and properties at the Branches as the Purchaser shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect the Transaction provided Seller need not employ any accountants or other professionals. Nothing in this Section 5.01 shall be deemed to require the Seller to breach any obligation of confidentiality.

5.02 Requirements of Regulatory Authorities
-------------------------------------------

      The Seller shall, as soon as is practicable, notify the proper regulatory authorities of its intent to terminate operation of the Branches and to consummate this Transaction and thereafter shall: (1) comply with the normal and usual requirements imposed by such authority applicable to effectuate this Transaction, and (2) use its good faith efforts to obtain any required approval of such regulatory authority to transfer the operations of the Branches.

5.03 Regulatory Application to Effect the Purchase of Assets and
----------------------------------------------------------------
Assumption of Liabilities
-------------------------

      The Purchaser shall prepare and file, with the assistance of the Seller, as soon as practicable, but not later than 30 days following the date of this Agreement, an application, as required by law, to the appropriate Federal and/or State regulatory authorities for approval to effect this Transaction, and the Parties hereto shall, if required by applicable statute or regulation, publish appropriate notice of the Transaction or related regulatory application. The Parties agree to use their good faith best efforts to obtain such approval in a diligent manner and on a priority basis, and the Purchaser further agrees to prepare the application in a diligent manner and on a priority basis. Each party shall pay its own fees associated with its regulatory applications.

5.04 Further Assurance
----------------------

      Both parties hereby agree to execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement, and the Seller agrees to give such Bill of Sale, acknowledgements and other instruments or conveyance and transfer as, in the reasonable judgment of the Purchaser, shall be necessary and appropriate to vest in the Purchaser legal and equitable title to the assets of the Seller being sold hereunder, free and clear of all liens and encumbrances. The Purchaser shall be responsible for the costs of examining title, surveys, recording of documents, etc.

5.05 Right to Intervene
-----------------------

      In the event that any litigation is instituted against the Purchaser under or in connection with this Agreement, the Seller shall have the right in its sole discretion to intervene in such litigation and the Purchaser does hereby consent to such intervention.

5.06 Retention of Employees
---------------------------

      The Purchaser agrees to offer employment to all employees of the Seller at the Branches who are still employed as of the Effective Date, on terms, benefits and conditions comparable to those provided by the Seller to such employees as set forth on Exhibit F, to the extent such benefits are offered by Purchaser. Each employee has the option of remaining in the employ of the Seller should a position be available. The Seller will not renegotiate the position or compensation of any

Branches employee prior to the Effective Date, other than ordinary salary increases. Employment by the Purchaser will commence on the Effective Date. The Purchaser agrees to keep employed for a period of a least twelve months those employees set forth on Schedule F, unless any such employee is discharged for cause.

5.07 Press Releases
-------------------

      Purchaser and Seller will cooperate and coordinate in the issuance of any press releases regarding the branch transaction prior to the Effective Date.

5.08 Customer Data
------------------

      Seller shall provide Purchaser with such data processing computer disks or tapes encoded with information pertaining to deposit accounts of the Branches' customers as Purchaser shall request, or authorizations of Seller for Purchaser to access same from the service bureau maintaining such information as of the Closing Date. Each Party shall pay its own expenses associated with the data processing conversion of the customer records to be transferred. Seller shall provide Purchaser with reasonably available statistical data related to Branches prior to the Effective Date.

5.09 Allocation of Purchase Price
---------------------------------

      The purchase price paid and liabilities assumed by the Purchaser pursuant to this Agreement shall be allocated in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended ("Code"). The Seller and the Purchaser shall cooperate to comply with all substantive and procedural requirements of
Section 1060 of the Code and any regulations thereunder. Purchaser shall indemnify and hold Seller harmless for any sales or use taxes due solely in connection with the Transaction, except as provided at Section 1.5(o) herein.

                                      ARTICLE VI
                                      ----------

                         CONDITION TO PURCHASER'S OBLIGATIONS

Each and every obligation of the Purchaser under the Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

6.01 Representations and Warranties True:  Obligations Performed
-----------------------------------------  ---------------------

      (a) The representations and warranties made by the Seller in this Agreement shall be true at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Purchaser.

      (b) The Seller shall have performed and complied with in all material respects all obligations and agreements required by this

Agreement to be performed or complied with by it prior to or at the Effective Date.

      (c) From the date of this Agreement until the Effective Date, there shall have been no material adverse change, not cured, in the business or material conditions (financial or otherwise) of the Branches, except for any changes permitted by the terms, hereof, or consented to by the Purchaser.

      (d) On the Effective Date, no action, suit or proceeding shall be pending or threatened: (i) against the Seller which might materially and adversely affect the business, properties and assets of the Branches; or (ii) against either party which seeks to prohibit consummation of its transaction.

      (e) The Seller shall have delivered to the Purchaser a certificate of its President, dated the Effective Date, certifying to the fulfillment of all the conditions contained at this Section 6.01.

      (f) The Purchaser and the Seller shall have received from the appropriate regulatory authorities approval: (1) to effect this transaction, and (2) for the Purchaser to operate the Branches.

      (g) The Purchaser shall have received an opinion of counsel or a certification from the President for the Seller, date the Effective Date, to the effect that (1) the Seller has been duly organized and is validly existing, (2) the Seller has duly authorized the execution and delivery of the Agreement and the performance by the Seller of each of its obligations hereunder, (3) this Agreement and the instruments delivered by the Seller pursuant hereto are valid, binding and enforceable against the Seller in accordance with their respective terms (subject only to applicable bankruptcy laws and principles of equity), (4) any consents, approvals, permissions or authorizations required to be obtained under any law, rule or regulation from any governmental body, agency or authority for the consummation by the Seller of its obligations hereunder and the transaction contemplated by the Seller herein have been obtained, and (5) such party is unaware of any action, suit, proceeding, inquiry, or investigation, at law or in equity, or before any court, public board or body, pending or threatened, against the Seller wherein and unfavorable decision, ruling or finding would materially and adversely affect the consummation, validity or enforceability of the transaction contemplated hereby.

      (h) From the date of this Agreement until the Closing Date, there shall have occurred no material damage to or destruction of the Branches or the leasehold improvements thereto which have not been restored, repaired or otherwise cured by the Effective Date.

                                     ARTICLE VII
                                     -----------

                        CONDITIONS TO THE SELLER'S OBLIGATIONS

Each and every obligation of the Seller under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

7.01 Representations and Warranties True:  Obligations Performed
-----------------------------------------  ---------------------

      (a) The representations and warranties made by the Purchaser in this Agreement shall be true at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereto or consented to by the Seller.

      (b) The Purchaser shall have performed and complied with in all material respects all obligations and agreements required by the Agreement to be performed or complied with by it prior to or at the Effective Date.

      (c) The Purchaser shall have delivered to the Seller a certificate of its President, dated the Effective Date, certifying to the fulfillment of the foregoing conditions.

      (d) The Seller shall have received an opinion of counsel or a certification from President for the Purchaser, date the Effective Date, to the effect that (1) the Purchaser has been duly organized and is validly existing,
(2) the Purchaser had duly authorized the execution and delivery of this Agreement and the performance by the Purchaser of each of their respective obligations hereunder, (3) this Agreement and the instruments delivered by the Purchaser pursuant hereto are valid, binding and enforceable against the Purchaser in accordance with their respective terms (subject only to applicable bankruptcy laws and principles of equity), (4) other than the approval of agencies regulating the Purchaser to buy the assets and assume the liabilities pursuant to this Agreement and to establish the Branches contemplated hereby, no other consents, approvals, permissions or authorizations are required to be obtained under the law, rule or regulation from any governmental body, agency or authority for the consummation by the Purchaser of its obligations hereunder and the transactions contemplated by the Purchaser herein, and the aforesaid approvals have been obtained and are in full force and effect, and (5) party is unaware of any action, suit, proceeding, inquiry, or investigation at law or in equity, or before any court, public board or body, pending or threatened, against the Purchaser wherein an unfavorable decision, ruling or finding would materially and adversely effect any such approval, consent or permission or the consummation, validity or enforceability or the transaction contemplated hereby.

                                     ARTICLE VIII
                                     ------------

              CONDITIONS TO THE SELLER'S AND THE PURCHASER'S OBLIGATIONS

Each and every obligation of the parties under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

8.01 Approval of Governmental Authorities
-----------------------------------------

      The approval by the appropriate regulatory authorities shall have been obtained; the consent of the appropriate regulatory authorities to the establishment and operation by the Purchaser of a bank branch at the present location shall have been obtained; and termination of branch operations conducted by the Seller at the Branches location and the Seller's consummation of this sale shall not have been objected to by the appropriate regulatory authority.

8.02 Consents to Assignment of Leases
-------------------------------------

      The landlord under any real estate lease to be assigned shall have consented, to the Seller's assignment of such lease to the Purchaser on terms substantially similar to the existing terms between the Seller and the Landlord.

8.03 Due Diligence/Environmental
--------------------------------

      (a) Seller will make an application for a Letter of Nonapplicability in compliance with the provisions of the Industrial Site Recovery Act ("ISRA") and shall furnish copies of said application to Purchaser. In the event Seller is unable to procure a Letter of Nonapplicability by the Effective Date, either party may cancel this Agreement without further obligation to the other in which event Purchaser shall receive a return of the Earnest Money plus accrued interest.

      (b) Except as expressly set forth herein, Purchaser hereby acknowledges and agrees that: (i) Purchaser is purchasing the Assets in their existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS" with respect to any facts, circumstances, conditions and defects, without any warranties, express or implied; Seller is not bound by any oral statements purported to have been made by any party; (ii) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or to compensate Purchaser for same; (iii) Seller has specifically bargained for the assumption by Purchaser of all responsibility to inspect and investigate the Assets and of all risk of adverse conditions; and (iv) Purchaser has or will have prior to the Effective Date undertaken all such physical inspections and examinations of the Assets as Purchaser deems necessary or appropriate as to the conditions of the Assets. Except as expressly set forth herein, Purchaser acknowledges that Seller has made no representations or warranties and shall have no liability to Purchaser (and Purchaser hereby waives any right to recourse against Seller) with respect to the conditions of the soil, the existence or nonexistence of hazardous substances, any past use of the Assets, the economic feasibility of the Assets, or the Assets' compliance or noncompliance with all laws, rules or regulations affecting the Assets.

      (c) Purchaser may, at Purchaser's option, within thirty (30) days from the date of this Agreement, undertake such physical inspections and examinations of the Assets and the leased property, and the legal title thereto, including such inspections of the buildings thereon, as Purchaser deems necessary or appropriate. The cost of any such inspections and examinations shall be the sole responsibility of Purchaser. The foregoing notwithstanding, the cost of a Phase I

Environmental Report on the Lindenwold and Merchantville Branches shall be shared equally by Purchaser and Seller.

            (i) If Purchaser shall discover a Material Defect, as defined herein, as a result of Purchaser's inspections and examinations Purchaser shall give Seller written notice within such thirty (30) day period describing the facts or conditions constituting such Material Defect and the measures which Purchaser reasonably believes are necessary to correct such Material Defect. Seller shall promptly notify Purchaser whether Seller elects to cure such Material Defect or terminate the Agreement with respect to the Assets of such Branch, unless Purchaser elects to waive such Material Defect. If Seller elects to cure, then Seller shall have thirty (30) days from the date of the receipt of Purchaser's notice, or such later time, which shall not be later than the Effective Date, as shall be mutually agreeable to the parties which agreement shall not be unreasonably withheld, in which to cure such Material Defect to Purchaser's reasonable satisfaction and Seller's reasonable cure shall be a condition to Purchaser's obligation to purchase the Assets with respect to the Branches under this Agreement. "Material Defect" shall mean the existence of (x) a Title Defect as defined in Section 2.02(a), except as previously disclosed in writing to Purchaser by Seller, which materially detracts from the value of the Assets, (y) any discharge, disposal, release, threatened release or emission of any Hazardous Material in the ground or the structure of the Branch or the existence of any underground storage tank for which the Purchaser has been advised in writing by its legal counsel that Purchaser could become responsible for the assessment, removal or remediation of such discharge, disposal, release, threatened release, emission, the existence of such tank or for other corrective action, (z) with respect to the buildings, material deficiencies in the plumbing, electrical, HVAC, roof, walls, or foundations.

            (ii) With regard to the Clementon Branch, Purchaser and Seller understand that conducting the inspections and affecting the cure of a Material Defect, if any, may require the action or the consent of the landlord. In the event that the landlord elects not to undertake such action or give such consent relating to the cure of a Material Defect, then Purchaser may terminate the Agreement with respect to the Assets of such Branch.

      (d) In the event Purchaser elects to properly terminate this Agreement as to the Assets of less than all Branches for any reason permitted in this Agreement, including (i) Seller's failure to cure any Material Defect after notice of same from Purchaser, as set forth in Section 8.03(c)(i), or (ii) landlord's election not to undertake the action or grant the consent necessary to effect the cure of a Material Defect as set forth in Section 8.03(c)(ii), then Seller shall have the option of either (w) proceeding with the transaction with respect to the Branch or Branches acceptable to Purchaser or (x) terminating this Agreement as to all Branches. In the event Purchaser and Seller agree to proceed with the transaction with respect to less than all of the Branches, it is understood and agreed that, with respect to any Branch with a Material Defect whose Assets Purchaser has elected not to purchase, Purchaser shall, at Seller's option either (y) be relieved of all obligation with respect to that Branch, in which event the Purchase Price shall be reduced by the FFE Purchase Price, Real Estate Purchase Price (if applicable) and a pro rata portion of the Premium Payment, attributable to that Branch. its obligations, or (z) nonetheless assume the Deposit Liabilities as set forth in
Section 1.02(b) and retain the employees as set forth in Section 5.06, in which event the Purchase Price shall be reduced by the FFE Purchase Price and, Real Estate Purchase Price (if applicable), attributable to that Branch.

      (e) No information or the contents of any environmental audits, nor the results of any investigation of the real estate conducted pursuant to this section, including, but not limited to, the contents of the report issued in connection therewith, shall be disclosed by Purchaser or its agents, consultants or employees to any third party without Seller's prior written approval, unless and until Purchaser is legally compelled to make such disclosure under applicable laws or until Purchaser completes its purchase of the Assets pursuant to this Agreement. Notwithstanding the foregoing, Purchaser may disclose such matters to its directors, executive officers, legal counsel and such employees who are reasonably required to receive such disclosure (such parties being referred to as "Purchaser" for purposes of this section), the specific identities of whom shall be supplied to Seller prior to any permitted disclosure to such party by Purchaser. If this Agreement is terminated for any reason, Purchaser shall immediately deliver and/or return to Seller any and all documents, plans and other items furnished to Purchaser pursuant to this Section.

                                      ARTICLE IX
                                      ----------

                                     TERMINATION


9.01 Methods of Termination
---------------------------

This  Agreement may be terminated at any time,  but not later than the Effective
Date:

      (a) By mutual agreement of the Boards of Directors of the Purchaser and the Seller, or

      (b) Any time prior to the Effective Date, by Purchaser or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 calendar days after the giving of notice to the breaching party of such breach, or

      (c) By Purchaser in writing if the conditions set forth in Article VII of this Agreement shall not have been met by Seller or waived in writing by Purchaser, or

      (d) By Seller or Purchaser in writing at any time after any applicable regulatory authority has denied approval of any application for approval of the transaction contemplated herein, or

      (e) By the Board of Directors of the Seller or the Purchaser if the Effective Date has not occurred on or before September 30, 1997.

9.02 Procedure Upon Termination
-------------------------------

      In the event of termination pursuant to Section 9.01, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice, unless an extension is consented to by the party or parties having the right of terminate. If this Agreement is terminated as provided herein:

      (a) Each party will redeliver all documents, work papers and other materials of the party relating to this transaction, whether so obtained before or after the execution hereof, to the party furnishing the same; and

      (b) All information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for business advantage by such party or disclosed by such party to third persons to the detriment of the party furnishing such information or if otherwise prohibited by state or federal law.

      (c) Nothing contained in this Article IX shall be deemed to excuse either party for a breach of any of its obligations or agreements undertaken or made in this Agreement.

9.03 Payment of Expenses and Retention of Deposit
-------------------------------------------------

      If this Agreement is terminated by the Purchaser for any reason other than the compliance with any of the conditions provided for in Articles VI or VIII of this Agreement not having been met or waived in writing by the Purchaser, or failure to satisfy the conditions of Sections 8.03 or 1.05 then the Seller shall retain the deposit plus all accrued interest thereon.

                                      ARTICLE X
                                      ---------

                               MISCELLANEOUS PROVISIONS

10.01 Entire Agreement; Amendment and Modification
--------------------------------------------------

      This Agreement and the exhibits and schedules hereto shall constitute the entire agreement of the Parties. The Parties hereto, by mutual consent of their respective duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

10.02 Assignment
----------------

      This Agreement and all provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assignments, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, prior to the Effective Date, by either of the parties hereto without the prior written consent of the other.

10.03 Counterparts
------------------

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.04 Headings
--------------

      The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

10.05 Survival of Representations and Warranties
------------------------------------------------

      The respective representations and warranties of the parties hereto contained herein shall survive for a period of one year after the Effective Date, unless stated otherwise herein.

10.06 Payment of Expenses
-------------------------

      Each party herein shall pay for its own expenses and costs in connection with the carrying out of this Agreement except as state otherwise herein. Each Party shall pay its own applicable fees with respect to any regulatory application fee related to the Transaction.

10.07 Governing Law
-------------------

      This Agreement shall be governed by the laws of the State of New Jersey except to the extent that Federal Law controls.

10.08 Public Disclosure; Advertising
------------------------------------

      Except as herein provided to the contrary or as required by law or otherwise herein agreed, neither Party shall make any public disclosure of any Transaction to be consummated hereunder prior to the Effective Date. Any press release, public notice or notice to local officials regarding this Agreement or the transactions contemplated herein to be made prior to the Effective Date shall be approved in writing by all Parties prior to its release; the approval of any party shall not be unreasonably withheld.

10.09 Deposit Account Servicing
-------------------------------

      Purchaser shall, as of the Effective Date, have converted, by the close of thee business day, all of the computerized deposit account information onto the Purchaser's data processing system.

10.10 Addresses for Notice, etc.
--------------------------------

      All notices, requests, demands and other communications provided for hereunder and under the related documents shall be in writing (including telegraphic communications) and mailed (by registered or certified mail) or telegraphed or delivered to the applicable party at the addresses indicated below:

If to the Seller:                                     With a copy to:

            Oritani Savings Bank, SLA                 Alexander J. Tafro
            Attn:  Kevin J. Lynch                     Brach, Eichler, Rosenberg,
            321 Main Street                           Silver, Bernstein, Hammer
            Hackensack, NJ 07601                      & Gladstone
                                                      101 Eisenhower Parkway
                                                      Roseland, NJ 07068

If to the Purchaser:                                  With a copy to:

            Sun National Bank                         Richard Fisch
            Attn: Ronald A. Seagraves                 Malizia, Spidi, Sloane &
            226 Landis Avenue                           Fisch, P.C.
            Vineland, NJ 08360                        Suite 700 East
                                                      Washington, DC 20005

or, as to each party, at such address as shall be designated by such party in a written notice to each party complying as to delivery with the terms of this Section.

                    * END OF DOCUMENT - SIGNATURE PAGE TO FOLLOW *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their corporate seals to be affixed as of the date written above.


ATTEST:                                   ORITANI SAVINGS BANK, SLA



February 25, 1997                         BY: Kevin J. Lynch
-----------------------------------           ----------------------------------
                                              President

ATTEST:                                   SUN NATIONAL BANK



February 25, 1997                         BY: Phillip E. Koebig, III
-----------------------------------           ----------------------------------
                                              Executive Vice President